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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 3, 1999
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                                  Advanta Corp.
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             (Exact name of registrant as specified in its charter)





         Delaware                        0-14120                 23-1462070
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(State or other jurisdiction        (Commission File           (IRS Employer
     of incorporation)                   Number)             Identification No.)




Welsh and McKean Roads, P.O. Box 844, Spring House, PA              19477
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      (Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code: (215) 657-4000
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Item 5.  Other Events

On March 3, 1999 Advanta Corp. (the "Company" or "Advanta") announced that it has recently undertaken a number of actions intended to optimize long-term profitability and make the Company's operations more efficient and cost effective. These include: (1) exiting from the auto finance business; (2) implementing an expense reduction effort that is expected to rationalize activities and costs; and (3) consolidating and centralizing the legal, accounting, finance, information technology and human resource functions that support the business.

In addition, the Company announced that Carl Forsythe, former president and chief executive officer of Advanta Mortgage, is no longer with the Company. The Company does not intend to fill his position. The Office of the Chairman, comprised of Dennis Alter--Chairman, Bill Rosoff--Vice Chairman, and Olaf Olafsson--President, will assume direct leadership of these activities.

As part of its strategy to optimize long-term profitability, Advanta also announced that it has ceased originating auto loans. The Company's plans to exit the auto finance business include closing all origination functions which have 23 employees. While the Company evaluates alternatives to wind down or sell its auto loan portfolio, all loan servicing functions continue to be performed by Nuvell, Inc., the Company's third party servicer.

The Company reaffirmed its earlier earnings guidance for the year.

Advanta is a highly focused financial services company with 2,700 employees, over $12 billion in managed assets and approximately $8.3 billion in assets serviced for third parties. Advanta provides consumers and small businesses with innovative products and services including mortgages, equipment leases, business credit cards, insurance and deposit products. The Company also provides a full range of loan purchasing, contract servicing and securitization services to the mortgage industry.

This Current Report on Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) factors that affect consumer debt; (2) competitive pressures; (3) the level of delinquencies and charge-offs; (4) the rate of prepayments; (5) the level of expenses; (6) the timing of the securitizations of the Company's receivables; (7) the timing and impact of cost reduction measures implemented by the Company; (8) the timing and impact of exiting the auto finance business; and (9) the ratings on the debt of the Company and its subsidiaries. Additional risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.





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Form 8-K                          Advanta Corp.
March 3, 1999




                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    Advanta Corp.


                                    By: /s/ ELIZABETH H. MAI
                                        ----------------------------------------
                                        Elizabeth H. Mai, Senior Vice President,
                                        Secretary and General Counsel




March 3, 1999